Exhibit 99.1

BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com

BioTime Announces Stem Cell Co-marketing Agreement with Millipore

Millipore to distribute BioTime’s Novel ACTCellerate™ Human Progenitor Cells

ALAMEDA, CA, July 9, 2009 – BioTime, Inc. (OTCBB: BTIM) today announced that Millipore Corporation and BioTime’s subsidiary Embryome Sciences, Inc., have entered into a co-marketing agreement whereby Millipore will become a worldwide distributor of ACTCellerate™ human progenitor cell lines. Derived from human embryonic stem cells but not fully differentiated into specific cell types, each ACTCellerate™ line provides a convenient, highly purified source of progenitor cells that may have applications in drug discovery, research, and the development of therapeutic products.

“The Millipore team is committed to supplying high quality products to transport the emerging field of regenerative medicine to an increasing level of sophistication,” states Donald O’Neil, director of marketing for stem cells and cell biology at Millipore. “We believe that Embryome Sciences’ novel, highly-purified, and scalable progenitor lines have potential to be a significant breakthrough for the industry, and we’re excited to feature them in our rapidly growing family of novel stem cell lines, media, antibodies, cultureware, and characterization kits.”

 “Many researchers prefer to work with well-characterized progenitor cells rather than starting from scratch with embryonic stem cells,” said Michael D. West, Ph.D., CEO of BioTime and Embryome Sciences. “The ACTCellerate™ product line gives scientists a jump-start on their research by providing a reliable, highly purified source of characterized human progenitor cells from a variety of lineages. We look forward to working with Millipore’s outstanding marketing team to make these cell lines widely available to scientists worldwide, allowing them to more quickly perform the research and development work that may lead to life-saving therapies.”

Background

The ACTCellerate™ lines were developed using a novel approach to stem cell differentiation. Unlike traditional methods that result in low percentages of progenitor cells, the ACTCellerate™ lines are generated using a two-step multiplex process that rapidly isolates and purifies progenitor cells from many different lineages. Each progenitor line is selected for scalability and robustness, and then characterized by phenotype and gene marker expression.

Millipore’s initial offering of Embryome Sciences’ products will include six novel progenitor cell lines and optimized ESpanTM growth media for the in vitro propagation of

BioTime, Inc.

each progenitor cell line. Additional cell lines will be introduced frequently, as Embryome Sciences has already isolated over 140 distinct progenitor cell types. The companies anticipate jointly launching 35 cell lines and associated ESpanTM growth media within the coming 12 months.

About Millipore

Millipore is a Life Science leader providing cutting-edge technologies, tools, and services for bioscience research and biopharmaceutical manufacturing. As a strategic partner, we collaborate with customers to confront the world’s challenging human health issues. From research to development to production, our scientific expertise and innovative solutions help customers tackle their most complex problems and achieve their goals. Millipore Corporation is an S&P 500 company with more than 5,900 employees worldwide. For more information, visit www.millipore.com.

Millipore is a registered trademark and the “M” logo and ADVANCING LIFE SCIENCE TOGETHER are trademarks of Millipore Corporation.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. The Company develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. In addition to its stem cell products, the Company markets blood plasma volume expanders and related technology for use in surgery, emergency trauma treatment, and other applications. BioTime's lead product, Hextend®, is a blood plasma expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

Hextend®, PentaLyte®, HetaCool®, EmbryomicsTM, ESpyTM, ReCyteTM, and ESpanTM, are trademarks of BioTime, Inc. ACTCellerate™ is a trademark licensed to Embryome Sciences, Inc. by Advanced Cell Technology, Inc.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the

BioTime, Inc.

many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Millipore Media Contact:
Greg Hoff
Media Relations
Bioscience Division
+1-978-762-5170
greg_hoff@millipore.com

BioTime Media Contact
Judith Segall
BioTime, Inc.
jsegall@biotimemail.com
510-521-3390, ext 301

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://www.b2i.us/irpass.asp?BzID=1152&to=ea&s=0